Exhibit 99.1

October 6, 2014

Liberty Interactive Corporation Announces Change in Trading Symbols for QVC Group Tracking Stock

ENGLEWOOD, Colo.--(BUSINESS WIRE)-- Liberty Interactive Corporation (“Liberty Interactive”) (Nasdaq: QVCA, QVCB, LVNTA, LVNTB) today announced that the previously proposed change in the “LINTA” trading symbol for the Series A QVC Group tracking stock to “QVCA” and the “LINTB” trading symbol for the Series B QVC Group tracking stock to “QVCB” will be effective at the market open on October 7, 2014.

About Liberty Interactive Corporation

Liberty Interactive Corporation operates and owns interests in a broad range of digital commerce businesses. Those interests are currently attributed to two tracking stock groups: the QVC Group (formerly referred to as the Liberty Interactive Group) and the Liberty Ventures Group. The businesses and assets attributed to the QVC Group (Nasdaq: QVCA, QVCB) consist of Liberty Interactive Corporation’s subsidiary, QVC, Inc., and its interest in HSN, Inc., and the businesses and assets attributed to the Liberty Ventures Group (Nasdaq: LVNTA, LVNTB) consist of all of Liberty Interactive Corporation’s businesses and assets other than those attributed to the QVC Group, including its interest in Expedia, its subsidiaries Provide Commerce, Inc., Backcountry.com, Inc., Bodybuilding.com, Inc., Commerce Technologies, Inc., LMC Right Start, Inc. and Evite, Inc., and minority interests in Time Warner, Time Warner Cable, Lending Tree and Interval Leisure Group.

Liberty Interactive Corporation
Courtnee Ulrich
720-875-5420

Source: Liberty Interactive Corporation